EXHIBIT 31.2
CERTIFICATION

I, Robert Kainz, certify that:

1. I have reviewed this quarterly report on Form 10-QSB/A of Kings Road Entertainment, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 28, 2008

/s/ Robert Kainz
Robert Kainz
Chief Financial Officer